SCHEDULE 14A
                            (Rule 14a-101)
      INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the
                 Securities and Exchange Act of 1934

Filed by the Registrant  [ X  ]
Filed by a Party other than the Registrant  [    ]

Check the appropriate box:
[    ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X  ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   RESEARCH FRONTIERS INCORPORATED
           (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X ]    No fee required.
[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fees paid:

[    ]   Fee paid previously with preliminary materials.

[     ]   Check box if any part of the fee is offset as provided by
          Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:











               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            June 11, 1998


To the Stockholders of Research Frontiers Incorporated:

     Notice is hereby given that the Annual Meeting of Stockholders of Research Frontiers Incorporated (the "Company") will be held at the Fox Hollow Inn, 7725 Jericho Turnpike, Woodbury, New York 11797, on June 11, 1998 at 11:00 A.M., local time, for the following purposes:

     1.  To elect one Class II director;

     2. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1998;

     3. To adopt the Research Frontiers Incorporated 1998 Stock Option Plan, heretofore approved by the Board of Directors of the Company, which provides for the grant of stock options exercisable into a maximum of 540,000 shares of Common Stock of the Company; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 17, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

     Management requests all stockholders to sign and date the enclosed form of proxy and return it in the postage paid, self-addressed envelope provided for your convenience. Please do this whether or not you plan to attend the meeting. Should you attend, you may, if you wish, withdraw your proxy and vote your shares in person.

                                          By Order of the Board of Directors,



                                          VICTOR F. KEEN, Secretary

Woodbury, New York
April 30, 1998

                   RESEARCH FRONTIERS INCORPORATED

                         PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS
                To be held Thursday, June 11, 1998


     This Proxy Statement is furnished by the Board of Directors of Research Frontiers Incorporated (the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders which will be held at the Fox Hollow Inn, 7725 Jericho Turnpike, Woodbury, New York 11797, on June 11, 1998, at 11:00 A.M., local time, and all adjournments thereof.

     Any stockholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company, Attention: Secretary, by execution of a subsequent proxy or by attendance and voting in person at the Annual Meeting of Stockholders. Attendance at the meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the Annual Meeting of Stockholders, or at any adjournment thereof. Unless otherwise specified in the proxy, shares represented by proxies will be voted (i) for the election of the nominee for director listed below, (ii) for the ratification of the selection of the independent auditors, and (iii) for adoption of the Company's 1998 Stock Option Plan. The cost of proxy solicitations will be borne by the Company. In addition to solicitations of proxies by use of the mails, some officers or employees of the Company, without additional remuneration, may solicit proxies personally or by telephone. The Company will also request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable expenses related thereto.

     The Company's executive offices are located at 240 Crossways Park Drive, Woodbury, New York 11797-2033. On or about April 30, 1998 this Proxy Statement and the accompanying form of proxy together with a copy of the Annual Report of the Company for the year ended December 31, 1997, including financial statements, are to be mailed to each stockholder of record at the close of business on April 17, 1998.

                        VOTING SECURITIES

     Only stockholders of record at the close of business on April 17, 1998 are entitled to vote at the meeting. As of April 17, 1998, the Company had issued and outstanding and entitled to vote 10,852,283 shares of common stock, par value $0.0001 per share (the "Common
Stock"), the Company's only class of voting securities outstanding. Each share of Common Stock entitles the holder thereof to one vote. The majority of all the outstanding shares of Common Stock will constitute a quorum at the meeting. A shareholder voting either in person or through a proxy who abstains with respect to a matter being voted upon is considered to be present and entitled to vote on such matter at the meeting, and is in effect a negative vote upon such matter, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on a matter shall not be considered present and entitled to vote on the matter.

     The following table sets forth certain information with respect to those persons or groups known to the Company who beneficially own more than 5% of the Company's Common Stock, and for all directors and executive officers of the Company individually and as a group.

                                          Total           Exercisable
                                             Beneficial     Warrants
     Percent
Name of Beneficial Owner                        Ownership(1)
and Options    of Class

Robert L. Saxe . . . . . . . . . . . . . . . .    1,054,135(2)   394,737  9.37
  19 East 80th Street
  New York, NY  10021
Bernard D. Gold. . . . . . . . . . . . . . . .      437,766(3)    93,625  4.00
Robert I. Thompson . . . . . . . . . . . . . .      425,486      257,125  3.83
Joseph M. Harary . . . . . . . . . . . . . . .      197,824      188,387  1.79
Robert M. Budin. . . . . . . . . . . . . . . .      128,869(4)    91,562  1.18
All directors and officers as a group (5 persons) 2,244,080(5) 1,025,436 18.89

    (1) All information is as of April 17, 1998 and was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission or otherwise known to the Company. Unless otherwise indicated, beneficial ownership disclosed consists of sole voting and dispositive power. Shares of Common Stock of the Company acquired by officers, directors and employees through the exercise of stock options or otherwise are subject to restrictions on their transfer, including restrictions imposed by applicable securities laws, as well as additional restrictions imposed by the Company in accordance with written agreements and policy statements.

    (2) Includes (i) 1,687 shares of Common Stock owned by Mr. Saxe's wife, Marie Saxe; (ii) 71,812 shares owned by a trust u/w Leonard S. Saxe for which Mr. Saxe serves as a co-trustee, and has a beneficial interest in one-half of the income from such trust; and (iii) 11,250 shares of Common Stock owned by a trust for the children of the late George Backer and certain others for which Mr. Saxe serves as sole trustee. Mr. Saxe disclaims beneficial ownership to all securities described in items (i) and (iii) above.

    (3) Includes (i) 31,500 shares of Common Stock owned by the Bernard
    D. Gold DMD and Andrew P. Marks DDS, PC Pension Trust of which Dr. Gold is a co-trustee; (ii) 49,217 shares of Common Stock owned by Denise Gold, Dr. Gold's wife; and (iii) 6,187 shares of Common Stock which Dr. Gold owns jointly with his wife. Dr. Gold disclaims beneficial ownership to all securities owned by his wife.

    (4) Includes 712 shares of Common Stock owned by McLafs Jr.
    Investment Club over which Mr. Budin has the sole dispositive power.

    (5) Includes the securities described above in footnotes (2) through (4).


                      ELECTION OF DIRECTORS
                             (Item 1)

    Pursuant to the Company's By-Laws, after the death in February
1998 of Robert I. Thompson, a Director and the Executive Vice President of the Company, the Board of Directors fixed the number of Directors constituting the entire Board of Directors at four members. The Board of Directors is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of office of the director in Class II expires at the 1998 Annual Meeting of Stockholders.
The Board of Directors proposes that the nominee described below be elected to hold office for a three-year term expiring at the 2001 Annual Meeting of Stockholders, and until the election and qualification of his respective successors. If no other choice is specified in the accompanying proxy, the persons named therein have advised management that it is their present intention to vote the proxy for the election of the nominee set forth below. Each of the members of the Board of Directors of the Company, including the nominee listed below, is presently a director of the Company, and was elected to such office by the stockholders of the Company.
Should any nominee become unable to accept nomination or election, it is intended that the persons named in the accompanying proxy will vote for the election of such other person as management may recommend in the place of such nominee. There is no indication at present that the nominee will be unable to accept nomination.

    The following biographical information is provided with respect to each director:

                  Director Standing for Election

Bernard D. Gold

Dr. Gold, age 66, has been a director of the Company since June 1991. Dr. Gold has been an oral and maxillofacial surgeon in private practice since 1960, and retired from his practice in 1994. He is also an assistant professor of oral surgery at Columbia University School of Dental and Oral Surgery in New York, New York, and retired in 1993 as the director of oral and maxillofacial surgery at Kings County Hospital Center in Brooklyn, New York.

                  Directors Continuing In Office

      Class I - Term to Expire at the 2000 Annual Meeting of
Stockholders

Joseph M. Harary

Mr. Harary, age 37, became Vice President and General Counsel to the Company in April 1992 and has been a director of the Company since
February 1993.   Mr. Harary has been counsel to the law firm of Solovay
Marshall & Edlin, New York, New York, since 1992. Mr. Harary was associated with the law firm of Howard, Darby & Levin from 1990 to 1992, and with the law firm of Kronish, Lieb, Weiner & Hellman from 1986 to 1990. Mr. Harary graduated Summa Cum Laude from Columbia College in 1983 with an A.B. degree in economics, and received a Juris Doctor degree from Columbia Law School in 1986. Prior to attending law school, Mr. Harary was an economist with the Federal Reserve Bank of New York.

      Class III - Term Expires at the 1999 Annual Meeting of Stockholders

Robert L. Saxe

Mr. Saxe, age 62, is a founder of the Company and has been Chairman of the Board of Directors of the Company since its inception in 1965, and President and Treasurer since October 1966. He graduated from Harvard College in 1956 with an A.B. degree, Cum Laude in General Studies (with a major in physics). Mr. Saxe also received an M.B.A. degree from Harvard Business School in 1960.

Robert M. Budin

Mr. Budin, age 65, has been a director of the Company since 1987. Mr. Budin was a Senior Vice President of Harold C. Brown & Co., Inc. until his retirement in 1990. Mr. Budin was a stockbroker and had been employed at Harold C. Brown & Co., Inc. since 1963.

    The Board of Directors has an Audit Committee and Executive
Committee, but does not have a nominating or compensation committee.
The Board of Directors' Executive Committee is composed of Robert L.
Saxe, Joseph M. Harary and Robert M. Budin.  Robert M. Budin and
Bernard D. Gold served on the Audit Committee in 1997.  The Audit
Committee reviews and reports to the Board of Directors with respect to various auditing and accounting matters, including the nomination of the Company's independent public accountants, the scope of audit procedures, general accounting policy matters, and the performance of the Company's independent public accountants. During 1997, the Company's Board of Directors met four times and acted by written consent once, and the Board's Audit Committee met twice. No incumbent director failed to attend any meetings of the Board of Directors during 1997. Mr. Budin and Dr. Gold each elected in 1997, in lieu of cash, to receive certain directors fees in the form of warrants to purchase Common Stock. As more fully described on page 10 of this Proxy Statement, non-employee directors of the Company also receive a prescribed amount of non-qualified stock options under the terms of the Company's 1992 Stock Option Plan. Biographical information for the Company's executive officers, Robert L. Saxe and Joseph M. Harary, is provided above.

    The Board of Directors recommends a vote FOR election of the nominee listed above and it is intended that proxies not marked to the contrary will be so voted. Election of such nominee requires the affirmative vote of the holders of a plurality of the shares of the Company's Common Stock present, or represented, and entitled to vote at the Annual Meeting.

                  INDEPENDENT PUBLIC ACCOUNTANTS
                             (Item 2)

    The Board of Directors unanimously recommends a vote FOR ratification of the selection of the accounting firm of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1998. The ratification requires a majority vote of those shares of Common Stock represented and eligible to vote
at the 1998 Annual Meeting of Stockholders.   Representatives of
KPMG Peat Marwick LLP are expected to attend the meeting, will have the opportunity to make a statement should they desire to do so, and are expected to be available to respond to appropriate questions.

               ADOPTION OF  1998 STOCK OPTION PLAN
                             (Item 3)

    On December 12, 1997, the Board of Directors of the Company adopted a stock option plan entitled the "1998 Stock Option Plan" (the
"1998 Plan").  A copy of the 1998 Plan is annexed hereto as Exhibit A.
The purpose of the 1998 Plan is to afford an incentive to executive officers, other employees and non-employee directors and consultants of the Company to acquire a proprietary interest in the Company, to continue as employees or non-employee directors (as the case may be), to increase their efforts on behalf of the Company and to promote the success of the Company's business. To further such purposes, stock options, stock appreciation rights and restricted stock may be granted pursuant to the 1998 Plan. The Board of Directors believes that the granting of stock options under the 1998 Plan will promote continuity of management, help attract new employees, and encourage employees, directors and officers, to increase their stock ownership in the Company and give an increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth, development and financial success.

    A maximum of 540,000 shares of Common Stock are reserved for the grant of awards under the 1998 Plan. If any awards expire, are canceled, or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the 1998 Plan.

    Under the 1998 Plan, stock options, stock appreciation rights (SARs) or restricted stock may be awarded by the Company to the participants. The 1998 Plan will be administered by a committee of at least two directors who are not officers and employees of the Company (the
"Administrators"). At the outset, the Administrators will consist of Mr. Budin and Dr. Gold, who serve as members of the Company's Stock
Option Committee.

    Stock Options. The 1998 Plan provides that Incentive Stock Options ("ISO") under Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") may be granted only to employees of the Company, including directors and officers who are also employees and Non-Qualified Stock Options ("NQSO") may be granted to employees, directors, officers and consultants regardless of whether they are employees of the Company.
All ISOs granted under the 1998 Plan will have an exercise price equal to the fair market value of the Company's common stock on the date of grant (110% of fair market value in the case of 10% or more stockholders).
Unless otherwise agreed to by the Company, all options granted under the 1998 Plan shall be non-transferable except by will or pursuant to the laws of descent and distribution. In no event may ISO's exercisable for stock having an aggregate fair market value of $100,000 (together with all ISO's granted under any other Company plan) be granted which first become exercisable in any one calendar year. No options granted under the 1998
Plan may have a term greater than ten years (five years in the case of ISO's granted to 10% or greater stockholders). Options (both ISO's and NQSO's) will have termination provisions substantially the same as are provided under the Company's 1992 Stock Option Plan (e.g. after termination of employment, leaving office or directorship, death, disability and at the end of the option term). The terms of exercising the options granted under the 1998 Plan will be substantially the same as those provide in the 1992 Stock Option Plan. The 1998 Plan will eliminate the mandatory formula based awards which existed under the 1992 Stock Option Plan.
Under the 1998 Plan, the grant of stock options and other awards shall be discretionary.

    Stock Appreciation Rights. If a SAR is awarded under the 1998 Plan, upon exercise of an SAR, the Company will pay the recipient an amount equal to the excess of the then fair market value of the stock over the option price, multiplied by the number of SARs being exercised. This payment may be in cash, common stock or any combination of the two, in the discretion of the Company.

    Restricted Stock.  The Company may award shares of Restricted
Stock to any eligible employee. Each award of Restricted Stock under the Plan shall be evidenced by a written Agreement between the Company and the employee which states the number of shares of Restricted Stock to be subject to such award, and the conditions of grant. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Company shall determine from the date on which the award is granted (the "Restricted Period"). The Company may also impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria and the vesting of such awards over time. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions and during the Restricted Period, and such certificates shall be held in escrow by an escrow agent appointed by the Company. The Company has the authority to waive or cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Company deems appropriate. Subject to any restrictions imposed on the grant, during the Restricted Period the grantee shall possess all incidents of ownership of such shares including the right to receive dividends with respect to such shares and to vote such shares. Subject to such exceptions as may be determined by the Company, if the grantee's continuous employment with the Company shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions shall thereupon be forfeited by the grantee and transferred to, and reacquired by, the Company.

         FEDERAL INCOME TAX ASPECTS OF AWARDS UNDER THE 1998 PLAN

    The following is a brief summary of the federal income tax consequences of awards made under the 1998 Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

Incentive Stock Options. No regular taxable income is realized by the participant upon the grant or exercise of an incentive stock option ("ISO"). However, a tax preference item under the Alternative Minimum Tax would be generated upon exercise of the ISO. If a participant does not sell the stock received upon the exercise of an ISO ("ISO Shares") for at least two years from the date of grant and within one year from the date of exercise, when the shares are sold any gain (loss) realized will be long term or short term capital gain (loss) depending upon the actual holding period. In such circumstances, no deduction will be allowed to the Company for federal income tax purposes. If ISO Shares are disposed of prior to the expiration of either of the holding periods described above, the participant generally will realize ordinary income at that time equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the price paid for such ISO Shares.
The Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short term or long term capital gain or loss. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

Non-Qualified Stock Options. No income is realized by the participant at the time a non-qualified stock option is granted. Generally upon exercise of a non-qualified stock option, the participant will realize ordinary income in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date of exercise. The
Company will be entitled to a tax deduction in the same amount. Any appreciation (or depreciation) after the date of exercise will be either short term or long term capital gain (or loss), depending upon the length of time that the participant has held the shares.

Stock Appreciation Rights. No income will be realized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash and/or the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives common stock upon exercise of an SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under Non-Qualified
Stock Options.

Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. The Company will be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the participant has long term or short term capital gain or loss on a subsequent sale generally begins when the stock is no longer subject to forfeiture, and the participant's tax basis for such shares will generally equal the fair market value of such shares on such date.
However, a participant may elect, under Section 83(b) of the Internal
Revenue Code, within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. By reason of such an election, the participant's holding period will commence on the date of grant and the participant's tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions). Likewise, the Company generally will be entitled to a deduction at that time in the amount that is taxable as ordinary income to the participant. If shares are forfeited after making such an election, the participant will be entitled to a deduction, refund, or loss for tax purposes only in an amount equal to the purchase price of the forfeited shares regardless of whether he made a Section 83(b) election.

    The 1998 Plan shall terminate on December 11, 2007. Any option outstanding under the 1998 Plan at the time of the termination of the 1998 Plan shall remain in effect until such option shall have been exercised or shall have expired in accordance with its terms. The Board of Directors may make such modifications of the 1998 Plan as it shall deem advisable. However, the Board may not without further approval of the holders of a majority of the shares of the Common Stock present in person or by proxy at any special or annual meeting of the stockholders increase the number of shares as to which options may be granted or change the class of persons eligible to receive an award under the 1998 Plan. The Company intends to file a registration statement under the Securities Act of 1933, as amended covering the securities issuable under the 1998 Plan.

    The Board of Directors recommends a vote FOR approval of the 1998 Plan and it is intended that proxies not marked to the contrary will be so voted. Approval of the 1998 Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, or represented, and entitled to vote at the Annual Meeting.

                      EXECUTIVE COMPENSATION

    The following table sets forth information regarding all cash compensation paid by the Company and stock options granted during the fiscal years indicated to Robert L. Saxe, the Company's chief executive officer, and to each of the Company's executive officers during the past fiscal year.

Name of Executive and                           Other Annual     Number of Stock
Principal Positions          Year      Salary   Compensation (1) Options Awarded

Robert L. Saxe,              1997      $297,589    $  4,428          70,000
Director, Chairman of        1996      $268,419    $ 36,150         120,000
the Board, President         1995      $246,311    $ 12,316          61,100
and Treasurer

Robert I. Thompson,          1997      $247,769    $     --          49,000
Director, Executive          1996      $215,510    $ 33,939          82,500
Vice President and           1995      $197,462    $  9,873          39,200
Assistant Secretary

Joseph M. Harary,            1997      $211,473    $ 15,769          35,000
Director, Vice President     1996      $177,435    $ 38,381          60,000
and General Counsel,         1995      $162,575    $ 12,506          29,200
and Assistant Secretary

(1) Consists of the payment of accrued but unused vacation, and a performance bonus of $25,000 which was paid during 1996.

                 Report on Executive Compensation

    The compensation of executive officers of the Company, including the Company's chief executive officer, is determined by the Company's entire Board of Directors whose names are listed below at the end of this report. The salaries of all executive officers are reviewed at least twice annually by the Board. Numerous factors are reviewed in determining compensation levels. These factors include: the compensation levels of executive officers with comparable experience and qualifications, compensation levels at comparable companies, individual and Company performance, past compensation levels, years of service, performance of the Company's stock, and other relevant considerations. The Company's goal is to set salary levels somewhat below those of comparable companies, and to supplement such compensation with the grant of stock options and bonuses. This approach is designed to more closely align total executive compensation with the long-term performance of the Company and enable all employees of the Company to participate in the Company's growth. Through ownership of stock options, the executive is rewarded if the Company's stockholders receive the benefit of appreciation of the price of the Company's Common Stock. As the Company believes that its success is dependent upon the coordinated efforts of all of its employees, and that teamwork is essential in further developing the Company's technology and meeting the expectations of the Company's licensees and stockholders, all current employees of the Company were granted stock options during the past fiscal year.

    The Board of Directors and the stockholders have adopted one stock option plan which remains in effect, the Company's Amended and Restated 1992 Stock Option Plan (the "1992 Plan"). The purpose of the
1992 Plan is to attract key employees, officers and directors and to encourage their continued employment and services and their increased stock ownership in the Company. The Board of Directors believes that the granting of stock options under the 1992 Plan will promote continuity of management, and will result in the increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth, development and financial success. As of December 31, 1997, there were 1,783 options available for issuance under the 1992 Plan. If any options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto will again be available for issuance under the 1992 Plan.

    The 1992 Plan is administered by a committee of at least two directors (the "Administrators") of the Company who are disinterested within the meaning of Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended. To be disinterested, a director may not have received options under any of the Company's plans, except pursuant to a formula, during the prior one-year period. Currently Mr. Budin and Dr. Gold are the Administrators of the 1992 Plan. Options which qualify as Incentive Stock Options ("ISO's") under the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualifying options ("NQSO's") may be issued under the 1992 Plan.

    The 1992 Plan provides for a two-prong method for calculating the number of options to be granted based upon a formula and upon the discretion of the Administrators.

Formula-based grants: Formula grants are made to all officers and directors of the Company once each calendar year following the Company's Annual Meeting of Stockholders. The formula provisions of the 1992 Plan may be amended not more than once every six months other than to comport with changes in IRS and ERISA rules and regulations. The formula for option grants under the 1992 Plan is listed below and is based solely upon an individual's position with the Company.

Title                   Fair Market Value of Stock Underlying Options Granted

President                $100,000, rounded down to the nearest round lot
                         of shares.

Executive Vice President $60,000, rounded up or down to the nearest round lot of shares.

Vice President           $45,000, rounded up or down to the nearest round lot of
                         shares.

Independent Directors    $45,000, rounded up or down to the nearest round lot of
                         shares.

Discretionary Grants: The Administrators of the 1992 Plan also have the discretionary authority to grant options under the 1992 Plan to employees, officers and directors of the Company (including officers and directors who are not also employees), in addition to any number of options granted pursuant to the formula above, as a reward for past services rendered and/or as an incentive for future services to be rendered.

The Company's obligation to issue stock options pursuant to the formula specified above under the Company's 1992 Stock Option Plan, and any prohibition on making discretionary grants of stock options to members of the Company's Stock Option Committee contained in such Plan will be terminated if the Company's 1998 Stock Option Plan which the stockholders of the Company are being asked to approve at the 1998
Annual Meeting of Stockholders is adopted.

    The purchase price of Common Stock subject to each option issued under the 1992 Plan will be determined by the Board of Directors or the Administrators, as the case may be, but in the case of an ISO (or NQSO issued pursuant to a formula grant under the 1992 Plan) may not be less than (i) the fair market value of the Common Stock subject to the option on the date of grant or (ii) in the case of an option granted to an employee who, at the time the option is granted, owns (within the meaning of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, 110% of the fair market value of the Common
Stock subject to the option on the date of grant. Options under the 1992 Plan may be exercised in the manner and at such times fixed by the Board of Directors, but may not be exercised for a term of more than 10 years, or for a term of five years in the case of an employee who, at the time an ISO is granted, owns (within the meaning of the Code) more than 10% of the total combined voting power of all classes of stock of the Company. In no event may ISO's exercisable for stock having an aggregate fair market value of $100,000 (together with all ISO's granted under any other stock option) be granted which first become exercisable in any one calendar year. Options are not transferable except by will or intestacy on the death of the optionee. In general, options granted terminate when an optionee ceases to be employed by the Company or within a specified period after the termination of such employment depending upon the reason for such termination.

                             BOARD OF DIRECTORS:
                             Robert M. Budin
                             Bernard D. Gold
                             Joseph M. Harary
                             Robert L. Saxe

Employment Arrangements

    The Company entered into an employment agreement with Mr.
Robert L. Saxe which automatically renews itself for successive one-year terms unless either the Company or Mr. Saxe gives the other at least 90 days prior written notice of the intention not to renew the employment agreement. Pursuant to that agreement, Mr. Saxe received an annual salary from the Company of $297,589 during 1997 and will receive an annual salary of $322,912 during the year ending December 31, 1998. The Board of Directors may, in its discretion, authorize a higher salary for Mr. Saxe. Pursuant to his employment agreement, Mr. Saxe has agreed not to compete with the Company for a period of two years following the termination of his employment thereunder. The Company maintains key-man life insurance on the life of Mr. Saxe in the amount of $500,000.

                  Stock Options Granted in 1997

    The following table sets forth information regarding all grants of options to the individuals named in the executive compensation table appearing on pages 8-9 during the fiscal year ended December 31, 1997, and the potential realizable value of such options using a 5% and 10% assumed annual rate of appreciation in the price of the Company's
Common Stock. The particular assumed annual rates of stock price appreciation used in this table are specified under the rules and regulations of the Securities and Exchange Commission and are not necessarily indicative of future stock price performance or the Company's projections thereof. Over a ten-year option term, the corresponding increase in the Company's market capitalization over the same period would be (a)
$35,509,803 with an assumed 5% annual rate of stock appreciation, and (b) $97,591,401 with an assumed 10% annual rate of stock appreciation. Of the options listed below for each of Mr. Saxe, Mr. Thompson and Mr.
Harary, 16,600 options did not become exercisable until January 1, 1998.

                              Percent                       Potential Realizable
                              of Total                        Value at Assumed
                              Options                            Annual Rates of
                              Grant                               Stock Price
                   Number of  to       Exercise                Appreciation for
                   Options   Employees Price     Expira-        Term of Option
Name               Granted   in 1997   Per Share tion Date     5% ($)  10% ($)

Robert L. Saxe     70,000    35.75%    $6.00     June 11, 2007 $264,136 $669,372
Robert I. Thompson 49,000    25.03%    $6.00     June 11, 2007 $184,895 $468,560
Joseph M. Harary   35,000    17.88%    $6.00     June 11, 2007 $132,068 $334,686

    Stock Options Exercised in 1997 and Year-End Option Values

    The following table sets forth information regarding all exercises of options by the individuals named in the executive compensation table appearing on pages 8-9 during the fiscal year ended December 31, 1997 and the value of options realized upon exercise, and of unexercised options held by such persons on December 31, 1997, measured in terms of the average trading price of the Company's Common Stock on the date of exercise and on the last trading day of the year, respectively. A total of 1,021,111 stock options issued by the Company were exercisable at year-
end.
                                            Number of           Value of Exerci-
                                           Exercisable       sable In-the-Money
                  Number of               Options which         Options which
               Shares Acquired  Value    Remain Unexercised  Remain Unexercised
Name             on Exercise    Realized  at Dec. 31,1997     at Dec. 31, 1997

Robert Saxe           --       $     --        378,137           $172,209
Robert Thompson       --             --        240,525           $107,670
Joseph Harary         --             --        171,787           $ 67,912

                     Stock Price Performance

    The following table sets forth the range of the high and low selling prices (as provided by the National Association of Securities Dealers) of the Company's common stock for each quarterly period within the past two fiscal years:

          Quarter Ended                 Low             High
          March 31, 1996               8.500          11.000
          June 30, 1996                7.250          11.750
          September 30, 1996           7.000          10.625
          December 31, 1996            7.000           9.500
          March 31, 1997               5.625           9.875
          June 30, 1997                4.875           7.875
          September 30, 1997           5.875          11.625
          December 31, 1997            7.0625         10.125

These quotations may reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

     The following graph compares the total returns (assuming reinvestment of dividends) on $100 invested on December 31, 1992 in the Company's Common Stock (REFR), the NASDAQ Composite (U.S.)
Stock Index, and the NASDAQ Electronic Component Stock Index. The stock price performance shown on the graph below reflects historical data provided by the National Association of Securities Dealers, Inc. and is not necessarily indicative of future price performance.

[graph with the following data points]

Date      Index          Index          Index
12/31/92  U.S. NASDAQ    Electronics    REFR Ask
01/29/93  $100.0000      $100.0000      $100.0000
02/26/93  $96.2693       $103.8014      $102.6667
03/31/93  $99.0556       $103.7118      $136.0000
04/30/93  $94.8279        $89.2657      $136.0000
05/31/93 $100.4929       $102.7126      $133.3333
06/30/93 $100.9578       $103.0086      $144.0000
07/30/93 $101.0769       $101.5125      $146.0000
08/31/93 $106.3012       $120.7814      $192.0000
09/30/93 $109.4667       $130.0246      $174.0000
10/29/93 $111.9274       $118.9594      $152.0000
11/30/93 $108.5910       $115.9111      $166.0000
12/31/93 $111.6187       $119.0839      $200.0000
01/31/94 $115.0068       $125.3825      $214.0000
02/28/94 $113.9330       $131.5134      $212.5000
03/31/94 $106.9266       $125.8376      $165.0000
04/29/94 $105.5392       $120.4844      $167.5000
05/31/94 $105.7971       $120.2725      $187.5000
06/30/94 $101.9280       $113.5320      $152.5000
07/29/94 $104.0185       $113.8181      $172.5000
08/31/94 $110.6502       $126.9997      $155.0000
09/30/94 $110.3669       $126.4697      $142.5000
10/31/94 $112.5363       $131.3758      $147.5000
11/30/94 $108.8029       $130.2544      $135.0000
12/30/94 $109.1080       $131.5704      $130.0000
01/31/95 $109.7196       $136.4778      $125.0000
02/28/95 $115.5220       $154.3782      $150.0000
03/31/95 $118.9477       $164.6654      $144.3750
04/28/95 $122.6931       $190.1897      $137.5000
05/31/95 $125.8586       $205.5843      $142.5000
06/30/95 $136.0587       $234.0279      $165.0000
07/31/95 $146.0598       $258.3162      $160.0000
08/31/95 $149.0197       $253.2101      $250.0000
09/29/95 $152.4466       $252.1476      $285.0000
10/31/95 $151.5732       $264.1172      $250.0000
11/30/95 $155.1322       $240.2346      $262.5000
12/29/95 $154.3064       $217.9427      $205.0000
01/31/96 $155.0670       $217.8844      $212.5000
02/29/96 $160.9694       $227.2730      $195.0000
03/29/96 $161.5034       $216.5915      $187.5000
04/30/96 $174.9024       $253.6431      $205.0000
05/31/96 $182.9331       $269.3161      $205.0000
06/28/96 $174.6869       $247.4293      $157.5000
07/31/96 $159.1279       $239.5891      $155.0000
08/30/96 $168.0441       $256.9593      $172.5000
09/30/96 $180.8980       $299.7987      $190.0000
10/31/96 $178.8999       $321.9284      $152.5000
11/29/96 $189.9592       $373.3674      $157.5000
12/31/96 $189.7888       $376.7758      $155.0000
01/31/97 $203.2766       $448.4090      $172.5000
02/28/97 $192.0385       $396.5411      $142.5000
03/31/97 $179.5022       $379.7297      $125.0000
04/30/97 $185.1141       $411.4482      $137.5000
05/30/97 $206.1018       $425.1841      $125.0000
06/30/97 $212.4051       $405.8669      $127.5000
07/31/97 $234.8252       $509.4842      $182.5000
08/29/97 $234.4670       $521.5783      $215.0000
09/30/97 $248.3345       $527.0893      $201.2500
10/31/97 $235.4266       $440.8306      $192.5000
11/28/97 $236.5909       $438.7727      $171.2500
12/31/97 $232.8963       $395.0049      $155.0000

                       CERTAIN TRANSACTIONS

     The following is a description of any transactions involving indebtedness of management to the Company which exceeded $60,000 during 1997. Robert L. Saxe, the President and Chairman of the Company, borrowed $200,000 from the Company during 1996 and $925,000 during 1997. Robert I. Thompson, the Company's Executive Vice President borrowed $50,000 from the Company in 1993, $167,000 in 1994, 55,000 in 1996, and $460,000 in 1997. The Company loaned its Vice President, Joseph M. Harary, $32,500 in 1994, $95,000 in 1996, and $5,000 in 1997.
During 1997, officers repaid several loans and made aggregate principal payments of $592,353 of which $39,810 was paid in cash and $552,543 was paid through the surrender of shares of the Company's common stock.
Each of the aforementioned loans relate to the purchase of Common Stock of the Company, are collateralized by the pledge of shares of Common
Stock of the Company, may be prepaid in part or in full without notice or penalty, are represented by a promissory note which bears interest at a rate per annum equal to the broker call rate in effect on the first day of each calendar quarter, and permit repayment of the loan in cash or by delivery of securities of the Company having a fair market value equal to the balance of the loan outstanding.

                    1999 STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal for action at the Company's 1999 Annual Meeting of Stockholders, must comply with and meet the requirements of the Company's By-Laws and of Rule 14a-8 of the Securities and Exchange Commission. Rule 14a-8 requires, among other things, that any proposal be received by the Company at its principal executive office, 240 Crossways Park Drive, Woodbury, New York 11797,
Attention: General Counsel, by December 31, 1998.

          SECTION 16(a)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates. All of these filing requirements were satisfied on a timely basis. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

                    GENERAL AND OTHER MATTERS

     Management knows of no matter other than the matters described above which will be presented to the meeting. However, if any other matters properly come before the meeting, or any of its adjournments, the person or persons voting the proxies will vote them in accordance with his, her or their best judgment on such matters.

                         By Order of the Board of Directors


                              VICTOR F. KEEN
                              Secretary
Woodbury, New York
April 30, 1998

     THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY
OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE
YEAR ENDED DECEMBER 31, 1997, INCLUDING FINANCIAL
STATEMENTS AND ANY SCHEDULES THERETO (EXCEPT
EXHIBITS), TO EACH OF THE COMPANY'S STOCKHOLDERS,
UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO
THE COMPANY'S OFFICES, ATTENTION: ASSISTANT
SECRETARY. REQUESTS FROM BENEFICIAL STOCKHOLDERS
MUST SET FORTH A REPRESENTATION AS TO SUCH OWNERSHIP
ON APRIL 17, 1998.

                                                        EXHIBIT A

                     1998 STOCK OPTION PLAN
              OF RESEARCH FRONTIERS INCORPORATED.

     1. Purpose. Types of Awards. Construction. The purpose of the 1998 Stock Option Plan of Research Frontiers Incorporated (the "Plan") is to afford an incentive to executive officers, other employees and non-employee directors and consultants of Research Frontiers
Incorporated, a Delaware corporation (the "Company"), or any Subsidiary (as defined below), to acquire a proprietary interest in the Company, to continue as employees or non-employee directors (as the case may be), to increase their efforts on behalf of the Company and to promote the success of the Company's business. To further such purposes the Committee may grant stock options, stock appreciation rights and restricted stock. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

     2. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

     (a) "Agreement" shall mean an agreement entered into between the Company and a Grantee in connection with an award under the Plan.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any reference to a section of the Code or regulation promulgated thereunder shall also refer to any successor of such section or regulation.

     (d) "Committee" shall mean a committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3 under the Exchange Act.

     (e) "Common Stock" shall mean shares of common stock, par value $.0001 per share, of the Company.

     (f) "Company" shall mean Research Frontiers Incorporated, a corporation organized under the laws of the State of Delaware, or any successor corporation.

     (g) "Disability" shall mean a Grantee's inability to perform his duties with the Company or any Subsidiary for more than six consecutive months by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

     (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases, and any reference to a section of the Exchange Act or rule or regulation promulgated thereunder shall also refer to any successor of such section, rule or regulation..

     (i) "Fair Market Value" per share as of a particular date shall mean
(i) the average high and low trading prices per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average high and low trading prices per share of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common
Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

     (j) "Grantee" shall mean a person who receives a grant of Options, Stock Appreciation Rights or Restricted Stock under the Plan.

     (k) "Incentive Stock Option" shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

     (1) "Insider" shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

     (m) "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock. Options granted by the Committee to an employee Grantee pursuant to the Plan shall constitute either Incentive Stock Options or Nonqualified Stock Options. Options granted to any consultant or non-employee director shall be Nonqualified Stock Options.

     (n) "Option Price" shall mean the exercise price of an Option per share of Common Stock covered by the Option.

     (o) "Option Term" shall mean the period (determined at the Option's grant) from its date of grant to the last date on which it can be exercised. The Option Term of any Incentive Stock Option or any Option granted to any consultant or non-employee director shall not be longer than ten (10) years. The Option Term of any Incentive Stock Option granted to a Ten Percent Stockholder shall not be longer than five (5) years.

     (p) "Plan" means this 1998 Stock Option Plan of Research Frontiers Incorporated, as amended from time to time.

     (q) "Retirement" shall mean a Grantee's retirement in accordance with the terms of any pension or retirement plan adopted by the Company (or any Subsidiary), if any, as the case may be, on the normal retirement date prescribed from time to time by the Company or such Subsidiary.

     (r) "Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under
Section 16 of the Exchange Act, including any successor to such Rule.

     (s) "Stock Appreciation Right" shall mean the right, granted to a Grantee under Section 9, to be paid an amount measured by the appreciation in the Fair Market Value of Common Stock from the date of grant to the date of exercise of the right, with payment to be made in cash or Common Stock as specified in the award or determined by the Committee.

     (t) "Subsidiary" shall be as defined in Section 424(f) of the Code and shall include a subsidiary of any subsidiary.

     (u) "Ten Percent Stockholder" shall mean an employee Grantee who, at the time an Incentive Stock Option is granted to such Grantee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

     3. Administration. The Plan shall be administered by the Committee.
The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Stock Appreciation Rights and Restricted Stock; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine the purchase price of the shares of Common Stock covered by each Option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan. The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others.
One member of the Committee shall be selected by the Board as chairman.
The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

     No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

     4. Eligibility. Awards may be granted to executive officers and other employees, including officers and directors who are employees, and to non-employee directors of and consultants to the Company, except as proscribed by the Exchange Act or the Code. In determining the employees to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

     5. Stock. The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 540,000 shares, subject to adjustment as provided in Section 11 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company. For purposes of this Section 5, where the exercise price of an Option is paid in Common Stock pursuant to
Section 6(d) of the Plan, only the net number of additional shares issued and which remain outstanding in connection with such exercise shall be deemed "issued" for purposes of the Plan.

     If any outstanding award under the Plan should, for any reason expire, be canceled or be forfeited (other than in connection with the exercise of a Stock Appreciation Right), without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan; provided, however, that, in the case of the cancellation or forfeiture of Restricted Stock with respect to which dividends have been paid or accrued, the number of shares with respect to such Restricted Stock shall not be available for subsequent grants hereunder unless, in the case of shares with respect to which dividends were accrued but unpaid, such dividends are also canceled or forfeited.

     6. Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the "Option Agreement"), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement.

     (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

     (b) Type of Option. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

     (c) Option Price. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock covered by the Option on the date of grant, and in any case shall not be less than the par value of a share of the Common Stock covered by the Option. The Option Price shall be subject to adjustment as provided in Section 11 hereof. The effective date as of which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

     (d) Medium and Time of Payment. Payment of the Option Price may be made (as determined by the Board) (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such Option Price, or, if permitted by the Committee: (iii) by promissory note issued by the Grantee in favor of the Company in an amount equal to such Option Price and payable on terms prescribed by the Committee and which provides for the payment of interest at a fair market rate, as determined by the Committee, (iv) by delivery of capital stock to the Company having a Fair Market Value (determined on the date of exercise) equal to the Option Price, (v) by agreeing with the Company to cancel a portion of the exercisable Options issued hereunder to such Grantee having a value (measured as the difference between the current Fair Market Value (determined on the date of exercise) and the Option Price of the Common Stock subject to such portion) equal to the Option Price; or (vi) by any combination of the methods of payment described in (i) through (v) above.

     (e) Term and Exercisability of Options. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Each Option Agreement shall provide an Option Term which shall be ten
(10) years from the date of the grant of the Option, unless otherwise provided in Section 2 hereof or otherwise determined by the Committee.
The Option Term shall be subject to earlier expiration as provided in Sections 6(f )and 6(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to any officer of the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

     (f) Termination of Employee Grantee. Except as provided in this
Section 6(f) and in Section 6(g) hereof, an Incentive Stock Option granted to an employee of the Company or a Subsidiary thereof may be exercised only if the employee Grantee is then in the employ of the Company or a Subsidiary thereof (or a corporation issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies (or a parent or subsidiary corporation of such corporation)), and the Grantee has remained continuously so employed since the date of grant of the Option. Unless a shorter period is specified in the Option Agreement, in the event that the employment of an employee Grantee shall terminate (other than by reason of death, Disability or Retirement), all Incentive Stock Options of such Grantee that are exercisable on the date of such termination shall continue to be exercisable for three months after the date of such termination (or such longer period as the Committee shall prescribe in the case of Nonqualified Stock Options). Notwithstanding the foregoing provisions of this Section 6(f), no Option may be exercised later than the expiration of its Option Term. To the extent that any Option is not exercisable on the date of such termination of employment, its Option Term shall expire on such date.

     (g) Termination of Employee Grantee by Death, Disability or
Retirement. If an employee Grantee shall die while employed by the Company or a Subsidiary thereof, or within three months after the date of termination of such Grantee's employment (or within such longer period as the Committee may have provided for exercise of the Grantee's Options after termination of the Grantee's employment pursuant to Section 6(f) hereof, or if the employee Grantee's employment shall terminate by reason of Disability, all Incentive Stock Options theretofore granted to such Grantee (to the extent such Options are exercisable on the date the Grantee's employment is terminated by such death or Disability) may be exercised by the Grantee or by the Grantee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of death or Disability of the Grantee, at any time within six months after the death or Disability of the Grantee. In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or Disabled Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representatives to exercise such Option. In the event that the employment of an employee Grantee shall terminate on account of such Grantee's Retirement, all Incentive
Stock Options of such Grantee (to the extent such Options are exercisable on the date of the Grantee's retirement) may be exercised at any time within three months after the date of such Retirement. Notwithstanding the foregoing provisions of this Section 6(g), no Option may be exercised later than the expiration of its Option Term. To the extent that any Option is not exercisable on the date of such termination of employment by reason of death, Disability or Retirement, its Option Term shall expire on such date.

     (h) Other Provisions. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

     7. Nonqualified Stock Options. Options granted pursuant to this
Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof. At the discretion of the Committee, the early termination provisions contained in Section 6 hereof may be waived by the Committee as evidenced by their exclusion from any Option Agreement.

     8. Incentive Stock Options. Options granted pursuant to this Section
8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof.

     (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this Plan (and all other plans of an employee Grantee's employer corporation and its parent and subsidiary corporations) become exercisable for the first time by the Grantee during any calendar year shall not exceed $100,000.
To the extent that the grant of an Option results in the aggregate Fair Market Value (determined at the time of grant) of the Common Stock (or other capital stock of the Company or any subsidiary) with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and subsidiary corporations) to exceed $100,000, such Option shall be treated as a Nonqualified Stock Option to the extent of such excess. The provisions of this subsection shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant an Incentive Stock Option and a Nonqualified Stock Option concurrently under a single stock option
Agreement so long as each Option is clearly identified as to its status.

     (b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one-hundred-ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant of such Incentive Stock Option, and
(ii) the Option Term shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

     (c) Disqualifying Dispositions of Incentive Stock Options.  If
Common Stock acquired upon exercise of any Incentive Stock Option is disposed of in a disposition that, under Section 422 of the Code, disqualifies the Grantee from the application of Section 421(a) of the Code, the Grantee immediately before such disposition of Common Stock shall comply with any requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled in such event.

     9. Stock Appreciation Rights. The Committee shall have authority to grant a Stock Appreciation Right to the employee Grantee of any Option under the Plan with respect to all or some of the shares of Common Stock covered by such related Option. A Stock Appreciation Right shall, except as provided in this Section 9, be subject to the same terms and conditions as the related Option. Each Stock Appreciation Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall time to time approve.

     (a) Time of Grant. A Stock Appreciation Right may be granted either at the time of grant, or at any time thereafter during the term of the Option; provided, however, that Stock Appreciation Rights related to Incentive
Stock Options may only be granted at the time of grant of the related
Option.

     (b) Payment. A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 9(d).

     (c) Exercise. A Stock Appreciation Right shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

     (d) Amount Payable. Upon the exercise of a Stock Appreciation Right, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the Option Price under the related Option, by (ii) the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit at the time it is granted.

     (e) Treatment of Related Options and Stock Appreciation Rights
Upon Exercise. Upon the exercise of a Stock Appreciation Right, the related Option shall be canceled to the extent of the number of shares of Common Stock as to which the Stock Appreciation Right is exercised and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

     (f) Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common
Stock with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Option Agreement evidencing any related Option to the President or any Vice President of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

     (g) Form of Payment. Payment of the amount determined under
Section 9(d), may be made solely in whole shares of Common Stock in a number determined based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Common Stock as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash. Notwithstanding the foregoing, to the extent required by Rule 16b-3 no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Section 9(d) to an Insider, unless the exercise of such Stock Appreciation Right is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings.

     10. Restricted Stock. The Committee may award shares of Restricted Stock to any eligible employee. Each award of Restricted Stock under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):

     (a) Number of Shares. Each Agreement shall state the number of shares of Restricted Stock to be subject to an award.

     (b) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "Restricted Period"). The Committee may also impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

     (c) Forfeiture. Subject to such exceptions as may be determined by the Committee, if the Grantee's continuous employment with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Section 10(e) hereof shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Subsidiary at no cost to the Company or Subsidiary.

     (d) Ownership. During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Section 10(b) hereof, including the right to receive dividends with respect to such shares and to vote such shares.

     (e) Accelerated Lapse of Restrictions. The Committee shall have the authority (and the Agreement may, but need not, so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

     11. Effect of Certain Changes. In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the number of shares of Common
Stock available for awards, the number of such shares covered by outstanding awards, and the price per share of Options or the applicable market value of Stock Appreciation Rights shall be equitably adjusted by the Committee to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, a Grantee shall at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his award the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his award and that his award shall have been fully vested at the time of such event; provided, however, that in any of such events the Committee shall have the discretionary power to take any action necessary or appropriate to prevent Incentive
Stock Options  granted hereunder from being disqualified as Incentive
Stock Options. Any adjustment under this Section shall apply proportionately to only the unexercised portion of any award granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

     12. Surrender and Exchange of Awards. The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan to an employee or any option granted under any other plan, program or arrangement of the Company or any Subsidiary ("Surrendered Option"), to be conditioned upon the granting to the employee Grantee of a new
Option for the same number of shares of Common Stock as the Surrendered Option, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Grantee. Subject to the provisions of the Plan, such new Option may be an Incentive Stock Option or a Nonqualified Stock Option and shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. The Committee may also grant Restricted Stock in exchange for Surrendered Options to any holder of such Surrendered Option.

     13. Period During Which Awards May Be Granted. Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

     14. Nontransferability of Awards. Unless otherwise agreed to by the Company, Awards granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his guardian or legal representative. No award granted under the Plan shall be subject to execution, attachment or other process.

     15. Approval of Shareholders. The Plan shall take effect as of the date determined by the Board in its adoption of the Plan but the Plan (and any grants of awards made prior to the shareholder approval described in this sentence shall be subject to the approval of the holder(s) of a majority of the shares of voting securities of the Company present, or represented, and entitled to vote at the Company's next Annual Meeting of Stockholders, which approval must occur within twelve months of the date the Plan is adopted by the Board.

     16. Agreement by Employee Grantee Regarding Withholding Taxes.
If the Committee shall so require, as a condition of exercise of an Option or Stock Appreciation Right or the expiration of the Restricted Period
(each a "Tax Event"), each employee Grantee shall agree that, no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that an employee Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of Common Stock.

     17. Amendment and Termination of the Plan.

     (a)The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 11 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained.

     (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with applicable state law.

     (c) The Board of the Company may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not (i) modify or amend the Plan in any way that would disqualify any Option issued pursuant to the Plan as an Incentive Stock Option, or (ii) without approval by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with applicable state law increase (except as provided by Section 11) the maximum number of Common Shares as to which awards may be granted under the Plan or change the class of persons eligible to receive an award under the Plan.

     (d) No termination, modification or amendment of the Plan may adversely affect the rights conferred by any awards without the consent of the Grantee thereof.

     18. Rights as a Shareholder. Except as provided in Section 10(d) hereof, a Grantee of an award (or any individual acquiring rights under such award from the Grantee) shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate for such shares to the Grantee (or such individual). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 11 hereof.

     19. No Rights to Employment. Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment or retention as a consultant. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, the Company or any Subsidiary.

     20. Beneficiary. A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

     21. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

     22. Effective Date and Duration of the Plan. This Plan shall be effective as of the date determined by the Company, subject to the approval of the Plan by the stockholders of the Company, and shall terminate on the tenth anniversary of such date, unless earlier terminated pursuant to
Section 17 hereof. No awards shall be granted after termination of the Plan.

     23. Leave of Absence. For purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the United States or any state government) shall be considered as remaining in the employ of the Company or of a subsidiary corporation, if any, for 90 days or such longer period as shall be determined by the Committee.

     24.  Further Conditions of Exercise.

     (a) Unless prior to the exercise of an award, the Common Stock issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities
Act of 1933, as amended (the "Securities Act"), and there is then in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10(a)(3) of the Securities Act, the acceptance of such award and the notice of exercise with respect to such award shall be accompanied by a representation or agreement deemed hereunder to have been made by the Grantee to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

     (b) Anything in subsection (a) of this Section 24 to the contrary notwithstanding, the Company shall not be obligated to issue or sell any Common Stock until they have been listed on each securities exchange on which the Common Stock may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

     25.  Formula Grants and Certain Restrictions under 1992 Stock
Option Plan. The Company's obligation to issue stock options pursuant to the formula specified in Section 4(c) of the Company's Amended and Restated 1992 Stock Option Plan, and any prohibition on making discretionary grants of stock options to members of the Company's Stock Option Committee contained in Section 4(d) of the Company's Amended and Restated 1992 Stock Option Plan, are hereby terminated , as of the date that this Plan becomes effective.

                       [PROXY CARD - FRONT]

   PROXY         RESEARCH FRONTIERS INCORPORATED
     240 Crossways Park Drive, Woodbury, New York 11797-2033
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          ANNUAL MEETING OF STOCKHOLDERS - June 11, 1998

        The undersigned hereby appoints Robert L. Saxe and Joseph
   M. Harary, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to attend and to represent the undersigned at the Annual Meeting of Stockholders of Research Frontiers Incorporated to be held on June 11, 1998, and at any adjournments thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on the reverse side hereof. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

         Dated:____________________________________________________, 1998

               __________________________________________________________

               __________________________________________________________
                                 Please sign exactly as name
                                 appears above.  For joint
                                 accounts, each joint owner
                                 must sign.  Please give full title
                                 if signing in a representative
                                 capacity.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

                       [PROXY CARD - BACK]


   1.   ELECTION OF CLASS II DIRECTOR

             NOMINEE: Bernard D. Gold

        [  ] FOR nominee listed above.

        [  ] WITHHOLD AUTHORITY to vote for nominee listed above.

        2. RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

        [  ]  FOR RATIFICATION   [  ]  AGAINST RATIFICATION   [  ]  ABSTAIN

        3.   ADOPTION OF THE COMPANY'S 1998 STOCK OPTION PLAN.
        [  ]  FOR ADOPTION  [  ]  AGAINST ADOPTION            [  ]  ABSTAIN

        4. In their discretion, upon such other matters as may properly come before the meeting. If no specification is made, this proxy will be voted FOR the nominee listed above and FOR APPROVAL of Proposals 2 and 3.

   Please indicate whether or not you plan to attend the Annual
   Meeting on Thursday, June 11, 1998.
                                 Yes  [  ]      No  [  ]